Exhibit 3.4

first amended and restated BY-LAWS

OF

sql technologies CORP.

Article I: OFFICES

The Corporation shall have offices at such places both within and without the State of Florida as the Board of Directors may from time to time determine or the business of the Corporation may require.

Article II: STOCKHOLDERS

Section 2.1 Annual Meetings: Annual meetings of stockholders shall be held on a date and at a time at such place, within or without the State of Florida, as the Board of Directors shall determine. The Board of Directors may, in its sole discretion, determine to hold an annual meeting of stockholders solely by means of remote communication. At the annual meeting of stockholders, directors shall be elected and there shall be transacted such other business as may properly come before said meeting.

Section 2.2 Special Meetings: Special meetings of stockholders, unless otherwise prescribed by law, may be called for any purpose or purposes at any time by the order of the Chairman of the Board, or by the President or Secretary or an Assistant Secretary whenever requested in writing to do so by stockholders owning not less than majority of all the outstanding shares of the Corporation entitled to vote for directors as of the date of such request. Such request shall state the purpose or purposes of the proposed special meeting. Such meetings shall be held at such place and on a date and at such time as may be designated in the notice thereof by the officer of the Corporation calling any such meeting. The Board of Directors may, in its sole discretion, determine to hold a special meeting of stockholders solely by means of remote communication.

Section 2.3 Notice of Meetings: Except as otherwise provided by law, notice of the date, time and place, if any, means of remote communication, if any, and, in the case of special meetings, the purpose or purposes, of every meeting of stockholders shall be mailed at least ten (10) days previous thereto to each stockholder of record entitled to such notice at the address of such person which appears on the books of the Corporation or to such other address as any stockholder shall have furnished in writing to the Secretary of the Corporation for such purpose.

Section 2.4 Quorum: Except as otherwise expressly provided by law or the Corporation’s Articles of Incorporation, the holders of shares entitled to one-third of the votes at a meeting of stockholders shall constitute a quorum. Less than such quorum, however, shall have the power to adjourn any meeting from time to time without notice. When a meeting is adjourned to another time or place, unless these By-laws or applicable law otherwise requires, notice need not be given of the adjourned meeting if the new date, time, place, if any, and the terms of participation by means of remote communication, if any, are announced at the meeting at which the adjournment is taken.

Section 2.5 Voting: At any meeting of stockholders, each stockholder entitled to vote any shares on any matter to be voted upon at such meeting shall be entitled to one vote on such matter for each such share, and may exercise such voting right either in person or by proxy. If a quorum is present, in all matters, other than the election of directors and except as otherwise required by law, the Corporation’s Articles of Incorporation, or these By-laws, action is approved by a voting group if the votes cast in favor of the action exceed the votes cast against the action. Except as otherwise required by law or the Corporation’s Articles of Incorporation, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting of the shareholders at which a quorum is present.

Section 2.6 Fixing of Record Date: The Board of Directors may fix a day, not more than sixty (60) nor fewer than ten (10) days prior to the day of holding any meeting of stockholders, as the day as of which stockholders entitled to notice of and to vote at such meeting shall be determined, and only stockholders of record at the close of business on such day shall be entitled to notice of or to vote at such meeting. The Board of Directors may fix a time not exceeding sixty (60) days preceding the date fixed for the payment of any dividend, the making of any distribution, the allotment or exercise of any rights or the taking of any other action as a record time for the determination of the stockholders entitled to receive any such dividend, distribution or allotment, or for the purpose of such other action.

Section 2.7 Action Without a Meeting: Unless otherwise provided in the certificate of incorporation or by law, any action required to be taken at any annual or special meeting of stockholders or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the undertaking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 2.8 Nature of Business at Meetings of Stockholders: Only such business (other than nominations for election to the Board of Directors and the election of directors, which must comply with the provisions of Section 2.9) may be transacted at an annual meeting of stockholders as is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.8 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.8.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the later of the ninetieth (90th) day prior to such meeting or the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information: (a) as to each matter such stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (b) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made: (i) the name and address of such person, (ii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; (iii) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such person or any affiliates or associates of such person, in such business, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person, (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the annual meeting pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.

A stockholder providing notice of business proposed to be brought before an annual meeting of stockholders shall further update and supplement such notice in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the meeting and (ii) the date that is five (5) business days prior to the meeting and, in the event of any adjournment thereof, five (5) business days prior to such adjourned meeting. In the case of an update and supplement pursuant to clause (i) of this paragraph, such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting. In the case of an update and supplement pursuant to clause (ii) of this paragraph, such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than two (2) business days prior to the date for the meeting, and, in the event of any adjournment thereof, two (2) business days prior to such adjourned meeting

No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.8; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.8 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Nothing contained in this Section 2.8 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).

Section 2.9 Nomination of Directors: Only natural persons of at least eighteen (18) years of age who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Articles of Incorporation with respect to the right of holders of preferred stock, if any, of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.9 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting or special meeting and (ii) who complies with the notice procedures set forth in this Section 2.9.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the later of the ninetieth (90th) day prior to such meeting or the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting or a special meeting called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information: (a) as to each person whom the stockholder proposes to nominate for election as a director: (i) the name, age, business address and residence address of such person and that such person is a natural person of at least eighteen (18) years of age, (ii) the principal occupation or employment of such person, (iii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, (iv) a written questionnaire with respect to the background and qualification of such person, completed by such person in the form required by the Corporation (which form such noticing stockholder shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such noticing stockholder within ten (10) days after receiving such request), and (v) any other information concerning each such person as would be required to be disclosed in a proxy statement soliciting proxies for the election of such person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made: (i) the name and record address of the stockholder giving the notice and the name and principal place of business of such beneficial owner, (ii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, (iii) a description of all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any proposed nominee or any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, and any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person, (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting or Special Meeting to nominate the persons named in its notice, and (v) any other information concerning such person as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

A stockholder providing notice of any nomination proposed to be made at an annual meeting or special meeting of stockholders shall further update and supplement such notice in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the meeting and (ii) the date that is five (5) business days prior to the meeting and, in the event of any adjournment thereof, five (5) business days prior to such adjourned meeting. In the case of an update and supplement pursuant to clause (i) of this paragraph, such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting. In the case of an update and supplement pursuant to clause (ii) of this paragraph, such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than two (2) business days prior to the date for the meeting, and, in the event of any adjournment thereof, two (2) business days prior to such adjourned meeting.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.9. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Article III: DIRECTORS

Section 3.1 Number: The affairs, business and property of the Corporation shall be managed by a Board of Directors to consist of not less than five directors. The number of directors may be determined either by the vote of a majority of the entire Board or by vote of the stockholders. A director need not be a stockholder of the Corporation.

Section 3.2 How Elected: Except as otherwise provided by law or Section 4 of this Article, the directors of the Corporation, other than the first Board of Directors elected by the Incorporator, shall be elected by the stockholders. Each director shall be elected to serve until the next annual meeting of stockholders and until their successor shall have been duly elected and qualified, except in the event of their death, resignation, removal or the earlier termination of their term of office.

Section 3.3 Removal: Any or all of the directors may be removed, with or without cause, by a majority vote of the stockholders. Any director may be removed for cause by action of a majority of the Board of Directors.

Section 3.4 Vacancies: Vacancies in the Board of Directors occurring by death, resignation, creation of new directorships, failure of the stockholders to elect the whole Board at any annual meeting of stockholders or for any other reason, including removal of directors for or without cause, may be filled either by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, at any special meeting called for that purpose or at any regular meeting of the Board, or by the stockholders.

Section 3.5 Regular Meetings: Regular meetings of the Board of Directors may be held at such time and place, or by means of remote communication, as may be determined by resolution of the Board of Directors and no notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting.

Section 3.6 Special Meetings: Special meetings of the Board of Directors may, unless otherwise prescribed by law, be called from time to time by the Executive Chairman, Chief Executive Officer or President, or the Chairman of the Board or any other officer of the Corporation who is a member of the Board. The President or the Secretary shall call a special meeting of the Board upon written request directed to either of them by a majority of the Board of Directors stating the time, place, means of remote communication, if any, by which members of the Board of Directors may participate in such meeting, and purposes of such special meeting. Special meetings of the Board shall be held on a date and at such time and at such place, or by means of remote communication, as may be designated in the notice thereof by the officer calling the meeting.

Section 3.7 Notice of Special Meetings: Notice of the date, time and place of each special meeting of the Board of Directors shall be given to each director at least forty-eight (48) hours prior to such meeting, unless the notice is given orally or delivered in person, in which case it shall be given at least twenty-four (24) hours prior to such meeting. For the purpose of this section, notice will be deemed to be duly given to a director if given to them orally (including by telephone) or if such notice be delivered to such director in person or be mailed, telegraphed, cabled, telexed, photocopied or otherwise delivered by facsimile transmission, to their last known address.

Section 3.8 Quorum: At any meeting of the Board of Directors, a majority of the entire Board shall constitute a quorum (except as provided in Section 4 of this Article III), but less than a quorum may adjourn a meeting. Except as otherwise provided by law or in these By-laws provided, any action taken by a majority of the directors present at a meeting of the Board of Directors at which a quorum is present shall be the action of the Board of Directors.

Section 3.9 Action Without a Meeting: Unless otherwise restricted by the Certificate of Incorporation or by law, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 3.10 Remote Communication: Members of the Board of Directors or any committee of the Board of Directors may participate in a meeting of such Board or committee by means of conference telephone or similar remote communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 3.11 Compensation of Directors and Members of Committees: The Board, or a designated committee of the Board, may from time to time, in its discretion, fix the amounts, which shall be payable to members of the Board of Directors and to members of any committee, for attendance at the meetings of the Board or of such committee and for services rendered to the Corporation.

Section 3.12 Reliance Upon Financial Statements: In discharging their duties, directors and officers, when acting in good faith, may rely upon financial statements of the Corporation represented to them to be correct by the President or the officer of the Corporation having charge of its books of accounts, or as stated in a written report by an independent public or certified public accountant or firm of such accountants fairly to reflect the financial condition of the Corporation.

Article IV: COMMITTEES

The Board of Directors may, by resolution or resolutions passed by a majority of the entire Board, designate from among its members an executive committee and other committees each to consist of one or more of the directors of the Corporation, each of which, to the extent provided in said resolution or resolutions, or in these By-laws, shall have and may exercise, to the extent permitted by law, the powers of the Board of Directors in the management of the business and affairs of the Corporation and may have powers to authorize the seal of the Corporation to be affixed to all papers which may require it, and to declare dividends and to authorize the issuance of stock. Members of such committees shall hold office for such period as may be prescribed by the vote of a majority of the entire Board of Directors, subject, however, to removal at any time by the Board of Directors. Vacancies in membership of such committees shall be filled by the Board of Directors. Committees may adopt their own rules of procedure and may meet at a stated time or on such notice as they may determine. Each committee shall keep a record of its proceedings and report the same to the Board when required.

Article V: OFFICERS

Section 5.1 Number and Designation: The Board of Directors may elect a Chairman of the Board, an Executive Chairman, a Chief Executive Officer, one or more Presidents, one or more Executive Vice-Presidents, one or more Vice-Presidents, a Secretary and a Treasurer, Assistant Secretaries, Assistant Treasurers, and such other officers, as it may deem necessary. Any two or more offices may be held by the same person, except that no person shall simultaneously hold the offices of Executive Chairman, Chief Executive Officer and Secretary. The salaries of executive officers and any other compensation paid to them shall be fixed from time to time by the Board of Directors. The Board of Directors may at any meeting elect additional executive officers. Each officer shall hold office until the first meeting of the Board of Directors following the next annual election of directors and until their successor shall have been duly elected and qualified, except in the event of the earlier termination of their term of office through death, resignation, removal or otherwise. Any executive officer may be removed by the Board at any time with or without cause. Any vacancy in an office may be filled for the unexpired portion of the term of such office by the Board of Directors at any regular or special meeting.

Section 5.2 Chairman of the Board: The Executive Chairman shall serve as the Chairman of the Board and shall preside at all meetings of stockholders and directors at which the Executive Chairman is present and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors.

Section 5.3 Executive Chairman: The Executive Chairman shall be responsible for the supervision, direction, and control over the business, except as specifically limited by appropriate resolution of the Board of Directors. The Executive Chairman shall preside at all meetings of stockholders and directors at which they are present.

Section 5.4 Chief Executive Officer: The Chief Executive Officer shall, subject to the provisions of these By-Laws and the control of the Board of Directors, be responsible for the general management of the affairs of the Corporation, shall have the powers and duties usually incident to the office of Chief Executive Officer, except those assumed by the Executive Chairman or specifically limited by appropriate resolution of the Board of Directors, and shall have such other powers and perform such other duties as may be assigned to it by the Board of Directors. In the absence of the Chairman or Executive Chairman, or if such offices are vacant, the Chief Executive Officer shall preside at all meetings of stockholders and directors at which they are present.

Section 5.5 President: The President shall report to the Chief Executive Officer. The President shall have such powers and perform such duties as from time to time may be assigned or delegated to the President by the Board of Directors or the Executive Chairman or that are incident to the office of President.

Section 5.6 Executive Vice-Presidents: In the absence or inability to act of the President, or if the office of President is vacant, any Executive Vice-President shall perform all the duties and may exercise all the powers of the President, subject to the right of the Board of Directors to extend or confine such powers and duties or to assign them to others. Executive Vice-Presidents shall have such other powers and shall perform such other duties as may be assigned to them by the Board of Directors or the Executive Chairman (or, if the office of Executive Chairman is vacant, by the Chief Executive Officer or the President).

Section 5.7 Chief Financial Officer: The Chief Financial Officer shall be the principal financial officer of the Company, and shall have such duties as the Board, by resolution, shall determine. In the absence or disability of the Chief Financial Officer, the Chairman of the Board’s Audit Committee may designate a person to exercise the powers of such office.

Section 5.8 Treasurer: The Treasurer shall have general supervision over the care and custody of the money, bills, funds, securities and other valuable effects of the Corporation and shall deposit the same or cause the same to be deposited in the name of the Corporation in such depositories as the Board of Directors may designate, shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall have supervision over the accounts of all receipts and disbursements of the Corporation, shall, whenever required by the board, render or cause to be rendered financial statements or records of the Corporation, shall have the power and perform the duties usually incident to the office of Treasurer, and shall have such other powers and perform such other duties as may be assigned to them by the Board of Directors or the Executive Chairman (or, if the office of Executive Chairman is vacant, by the Chief Executive Officer or the President).

Section 5.9 Secretary: The Secretary shall act as Secretary of all meetings of the stockholders and of the Board of Directors at which they are present, shall have supervision over the giving and serving of notices of the Corporation, shall be the custodian of the corporate records and of the corporate seal of the Corporation, shall exercise the powers and perform the duties usually incident to the office of Secretary and shall exercise such other powers and perform such other duties as may be assigned to them by the Board of Directors or the Executive Chairman (or, if the office of Executive Chairman is vacant, by the Chief Executive Officer or the President).

Section 5.10 Other Executive Officers: Officers other than those listed and described in Sections 2 through 8 of this Article V shall exercise such powers and perform such duties as may be assigned to them by the Board of Directors or the Executive Chairman (or, if the office of Executive Chairman is vacant, by the Chief Executive Officer or the President).

Section 5.11 Delegation of Duties of Executive Officers: The Board of Directors may delegate the duties and powers of any officer, agent or employee of the Corporation to any other officer, agent, employee or director for a specified time during the absence of any such person or for any other reason that the Board of Directors may deem sufficient.

Article VI: INDEMNIFICATION

Section 6.1 Each person who is, has been, or shall hereafter be, a director, officer, employee or agent of the Corporation, or who is serving, may have served, or shall serve at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation to the fullest extent to which indemnification is permitted by the Florida Business Corporation Act. The foregoing rights of indemnification shall inure to the benefit of the personal representatives of such persons, and shall be in addition to any other rights to which any such persons may be entitled to at law or agreement or otherwise.

Section 6.2 The Company shall, to the fullest extent permitted by applicable law as the same exists or may hereafter be in effect, indemnify any person who is or was or has agreed to become a director or officer of the Company (hereinafter, a “director” or “officer”) and who is or was made or threatened to be made a party to or is involved in any threatened, pending or completed action, suit, arbitration, alternative dispute mechanism, inquiry, investigation, hearing or other proceeding (including any appeal therein), whether civil, criminal, administrative, investigative, legislative or otherwise (hereinafter, a “proceeding”), including an action by or in the right of the Company to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which such person is serving, has served or has agreed to serve in any capacity at the request of the Company, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Company, or, while a director or officer of the Company, is or was serving or has agreed to serve such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against (i) judgments, fines, amounts paid or to be paid in settlement, taxes or penalties, and (ii) costs, charges and expenses, including attorneys fees (hereinafter, “expenses”), incurred in connection with such proceeding, provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer and from which there is no further right to appeal establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. Notwithstanding the foregoing, except as provided in Paragraph E with respect to a suit to enforce rights to indemnification or advancement of expenses under this Article VI, the Company shall be required to indemnify a director or officer under this Paragraph A in connection with any suit (or part thereof) initiated by such person only if such suit (or part thereof) was authorized by the Board of Directors.

Section 6.3 In addition to the right to indemnification conferred by Paragraph A, a director or officer of the Company shall, to the fullest extent permitted by applicable law as the same exists or may hereafter be in effect, also have the right to be paid by the Company the expenses incurred in defending any proceeding in advance of the final disposition of such proceeding upon delivery to the Company of an undertaking by or on behalf of such person to repay any amounts so advanced if (i) such person is ultimately found, under the procedure set forth in Paragraph C or by a court of competent jurisdiction, not to be entitled to indemnification under this Article VI or otherwise, or (ii) where indemnification is granted, to the extent the expenses so advanced by the Company exceed the indemnification to which such person is entitled.

Section 6.4 To receive indemnification under Paragraph A, a director or officer of the Company shall submit to the Company a written request, which shall include documentation or information that is necessary to determine the entitlement of such person to indemnification and that is reasonably available to such person. Upon receipt by the Company of a written request for indemnification, if required by the Florida Business Corporation Law, a determination with respect to the request shall be made (i) by the Board of Directors, acting by a quorum consisting of directors who are not parties to the proceeding upon a finding that the director or officer has met the applicable standard of conduct set forth in the Florida Business Corporation Law, or (ii) if a quorum of such disinterested directors is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by the Board of Directors upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the director or officer has met the applicable standard of conduct set forth in the Florida Business Corporation Law or by the shareholders upon a finding that such person has met such standard of conduct. The determination of entitlement to indemnification shall be made, and such indemnification shall be paid in full, within 90 days after a written request for indemnification has been received by the Company. Upon making a request for indemnification, a director or officer shall be presumed to be entitled to indemnification and the burden of establishing that a director or officer is not entitled to indemnification under this Article VI or otherwise shall be on the Company.

Section 6.5 To receive an advancement of expenses under Paragraph B, a director or officer shall submit to the Company a written request, which shall reasonably evidence the expenses incurred by such person and shall include the undertaking required by Paragraph B. Expenses shall be paid in full within 30 days after a written request for advancement has been received by the Company.

Section 6.6 If a claim for indemnification or advancement of expenses is not paid in full by the Company or on its behalf within the time frames specified in Paragraph C or D, as applicable, a director or officer of the Company may at any time thereafter bring suit against the Company in a court of competent jurisdiction to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, such person shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by a director or officer of the Company to enforce a right to indemnification or advancement of expenses under this Article VI, or brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that such person is not entitled to be indemnified, or to such advancement of expenses, under this Article VI or otherwise shall be on the Company.

Section 6.7 Notwithstanding any other provision of this Article VI, to the fullest extent permitted by applicable law as the same exists or may hereafter be in effect, a director or officer of the Company shall be entitled to indemnification against all expenses incurred by such person or on such person’s behalf if such person appears as a witness or otherwise incurs legal expenses as a result of or related to such person’s service (i) as a director or officer of the Company, or (ii) while a director or officer of the Company, at any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, which such person is serving, has served or has agreed to serve in any capacity at the request of the Company, in any threatened, pending or completed action, suit, arbitration, alternative dispute mechanism, inquiry, investigation, hearing or other proceeding to which such person neither is, nor is threatened to be made, a party.

Section 6.8 The Company may, to the extent authorized from time to time by the Board of Directors, or by a committee comprised of members of the Board or members of management as the Board may designate for such purpose, provide indemnification to employees or agents of the Company who are not officers or directors of the Company with such scope and effect as determined by the Board, or such committee.

Section 6.9 The Company may indemnify any person to whom the Company is permitted by applicable law to provide indemnification or the advancement of expenses, whether pursuant to rights granted pursuant to, or provided by, the Florida Business Corporation Law or other rights created by (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, it being expressly intended that these By-Laws authorize the creation of other rights in any such manner. The right to be indemnified and to the advancement of expenses authorized by this Paragraph H shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of shareholders or disinterested directors or otherwise.

Section 6.10 The rights conferred by this Article VI shall be contract rights and shall vest at the time a person agrees to become a director or officer of the Company. Such rights shall continue as to a person who has ceased to be a director or officer of the Company and shall extend to the heirs and legal representatives of such person. Any repeal or modification of the provisions of this Article VI shall not adversely affect any right or protection hereunder of any director or officer in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 6.11 If any provision of this Article VI is held to be invalid, illegal or unenforceable for any reason whatsoever (i) the validity, legality and enforceability of the remaining provisions of this Article VI (including without limitation, all portions of any paragraphs of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 6.12 This Article VI may be amended, modified or repealed either by action of the Board of Directors of the Company or by the vote of the shareholders.

Article VII: CERTIFICATES FOR SHARES

Section 7.1 Form and Issuance: The Board of Directors may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. Certificates for those shares of the capital stock of the Corporation that are represented by certificates shall be in such forms meeting the requirements of law and approved by the Board of Directors. Each holder of shares represented by certificates shall be entitled to have the certificate for such shares signed by the Executive Chairman of the Board, the Chief Executive Officer or the President or an Executive Vice-President or a Vice-President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. These signatures may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employees. After the issuance or transfer of uncertificated shares, the Corporation shall deliver to the registered owner of those shares a written statement of the information required to be set forth or stated on certificates pursuant to the Florida Business Corporation Act.

Section 7.2 Transfer: Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-laws. Transfers of stock shall be made on the books of the Corporation only by the person named as the owner of the stock in the Corporation’s books and records or by his, her or its attorney lawfully constituted in writing and, if such stock is represented by a stock certificate, upon the surrender of the certificate therefor.

Section 7.3 Lost Stock Certificates: Any person claiming that a stock certificate has been lost, destroyed or stolen shall make an affidavit or affirmation of that fact setting forth the circumstances in connection with such loss, destruction or theft and shall furnish to the Corporation and to the transfer agents and registrars of the stock of the Corporation, if any, such indemnity as shall be satisfactory to them and each of them, whereupon, upon authorization given to the appropriate officers or agents of the Corporation or the transfer agent for such stock by the President of the Corporation or by any of such other officers of the Corporation, as the Board of Directors may designate to give such authorization, a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost, destroyed or stolen.

Section 7.4 Holders of Record: The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claims to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Article VIII: DIVIDENDS

Dividends may be declared in conformity with law by, and at the discretion of, the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, shares or evidences of indebtedness of the Corporation, or any property of the Corporation, including the shares or evidences of indebtedness of any other corporation.

Article IX: CORPORATE SEAL

The Board of Directors may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.

Article X: FISCAL YEAR

The fiscal year of the Corporation shall be such period of twelve (12) consecutive months as the Board of Directors may by resolution designate.

Article XI: WAIVER OF NOTICE

Whenever any notice is required to be given under the provisions of these By-laws, the Certificate of Incorporation or any of the laws of the State of Florida, a waiver thereof, in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Article XII: AMENDMENTS

Except as otherwise provided by applicable law or the Corporation’s Articles of Incorporation, these By-laws may be amended, added to, altered or repealed, or new by-laws may be adopted, by the affirmative vote of a majority of the Board of Directors or at any meeting of stockholders of the Corporation by the affirmative vote of a simple majority of the holders of all the issued and outstanding shares of the corporation entitled to vote thereon.

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